UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2005

Packaging Corporation of America

(Exact name of registrant as specified in its charter)

Delaware	1-15399	36-4277050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 West Field Court, Lake Forest, Illinois 60045
(Address of Principal Executive Offices, including Zip Code)

(847) 482-3000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 21, 2005, Packaging Corporation of America (the “Company”) entered into a Common Stock Repurchase Agreement with PCA Holdings LLC, an entity controlled by affiliates of Madison Dearborn Partners, LLC.  Pursuant to the Repurchase Agreement, the Company purchased 4,500,000 shares of common stock at a price of $20.69 per share (a price per share equal to the net price per share received by PCA Holdings LLC in the secondary offering referenced in Item 8.01 below).  A copy of the Repurchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 8.01. OTHER EVENTS.

On December 21, 2005, the Company completed a secondary offering pursuant to a registration statement filed with the Securities and Exchange Commission on December 9, 2005 (Registration No. 333-130224).  The selling stockholder, PCA Holdings LLC, sold 17,825,000 shares of common stock of the Company, which included 2,325,000 shares pursuant to the underwriters’ exercise in full of their over-allotment option.  All of the shares were sold at an initial price to public of $21.50 per share and the selling stockholder received proceeds of $20.69 per share.  The Company did not sell any shares in, or receive any proceeds from, the secondary offering.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

10.1	Common Stock Repurchase Agreement, dated December 21, 2005, between the Company and PCA Holdings LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKAGING CORPORATION OF AMERICA
(Registrant)

	By:	/s/ PAUL T. STECKO

Chairman and Chief Executive Officer

(Authorized Officer)

	By:	/s/ RICHARD B. WEST
Senior Vice President, Chief Financial Officer, and Corporate Secretary
(Principal Financial Officer)

Date: December 22, 2005